                                                                    EXHIBIT 4.12

                               [FACE OF SECURITY]

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

     THIS EURO SECURITY IS A GLOBAL EURO SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS EURO SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS EURO SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF MORGAN GUARANTY AND TRUST OF NEW YORK, BRUSSELS OFFICE, AS OPERATOR OF EUROCLEAR ("MORGAN"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY EURO SECURITY ISSUED IS REGISTERED IN THE NAME OF CHASE NOMINEES LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF MORGAN (AND ANY PAYMENT IS MADE TO CHASE MANHATTAN BANK LONDON OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CHASE NOMINEES LIMITED, OR OTHER NOMINEE OF EUROCLEAR, HAS AN INTEREST HEREIN.

                          EXODUS COMMUNICATIONS, INC.


                         10 3/4% Senior Notes due 2009


ISIN No. XS0105280621


No. E1                                                           Euro 53,500,000

     Exodus Communications, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promise to pay to Chase Nominees Limited, or registered assigns, the principal sum of Fifty Three Million Five Hundred Thousand Euros (such amount the "principal amount" of this Euro Security), or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Euro Securities, shall not exceed Euro 225,000,000 in the aggregate at any time) as may be set forth in the records of the Trustee or Authentication Agent as referred to in accordance with the Indenture, on December 15, 2009 and to pay interest thereon from December 8, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable in arrears semi-annually on June 15 and December 15 in each year, commencing June 15, 2000 at the rate of 10 3/4% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Euro Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Euro Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee or Authentication Agent in accordance with
Section 308 of the Indenture, notice whereof shall be given to Holders of Euro Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Euro Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Euro Security shall be computed on the basis set forth in the Indenture.

     Payment of the principal of (and premium, if any) and any such interest on this Euro Security will be made at the office or agency of the Euro Paying Agent, maintained for such purpose and at any other office or agency maintained by the Issuer for such purpose, in Euros; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided further that all payments of the principal (and premium, if any) and interest on Euro Securities, the Holders of which hold more than Euro 5.0 million in principal amount and have given wire transfer instructions to the Issuer or its agent at least 10 Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions.

     Reference is hereby made to the further provisions of this Euro Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee or Authentication Agent referred to on the reverse hereof by manual signature, this Euro Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.



                                        EXODUS COMMUNICATIONS, INC.




                                        By:___________________________________
                                           Name:  Ellen M. Hancock
                                           Title: Chief Executive Officer and
                                                  President

                                        Attest:_______________________________
                                               Name:  Adam W. Wegner
                                               Title: Secretary


CERTIFICATE OF AUTHENTICATION

This is one of the Euro Securities referred to in the within-mentioned
Indenture.

Dated: December 8, 1999


Chase Manhattan Bank London,
as Authentication Agent


By:_____________________________
     Authorized Signatory

                             [REVERSE OF SECURITY]

     This Euro Security is one of a duly authorized issue of Euro Securities of the Issuer designated as its Euro Denominated 10 3/4% Senior Notes due 2009 (herein called the "Euro Securities"), issued and to be issued under an Indenture, dated as of December 1, 1999 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), among the Issuer and Chase Manhattan Bank and Trust Company, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee or Authentication Agent and the Holders of the Euro Securities and of the terms upon which the Euro Securities are, and are to be, authenticated and delivered.

     The Euro Securities are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after December 15, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Euro Securities to be redeemed at such Holder's address appearing in the Security Register, in amounts of Euro 1,000 or an integral multiple of Euro 1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the immediately preceding Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning December 15 of the years indicated below:

Year                                                                 Redemption
----
                                                                       Price
                                                                       -----

2004                                                                   105.375%

2005                                                                   103.583%

2006                                                                   101.792%

2007 and thereafter                                                    100.000%

     In addition, at any time prior to December 15, 2002, the Issuer may redeem up to 35% of the aggregate Outstanding principal amount of the Euro Securities with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) at a Redemption Price equal to 110.75% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption; provided that at least 65% of the original principal amount of the Euro Securities remains Outstanding immediately following such redemption. In order to effect the foregoing redemption, the Issuer must mail a notice of redemption no later than 45 days after the related sale of Capital Stock and must consummate such redemption within 60 days of the closing of the sale of Capital Stock.

     The Euro Securities do not have the benefit of any sinking fund obligations.

     In the event of redemption or purchase pursuant to an Offer to Purchase of this Euro Security in part only, a new Euro Security or Euro Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, there may be declared due and payable the principal amount of (together with accrued and unpaid interest on) the Euro Securities, in the manner and with the effect provided in the Indenture.

     The Holder of this Euro Security (and any Person that has a beneficial interest in this Euro Security) is entitled to the benefits of an Exchange and Registration Rights Agreement, dated as of December 1, 1999, and as the same may be amended from time to time (the "Exchange and Registration Rights Agreement"), executed by the Issuer. The Exchange and Registration Rights Agreement provides that Liquidated Damages will be payable by the Issuer on the Euro Securities for specified periods if the Issuer does not comply with certain of its obligations thereunder. Issuer agrees to pay Liquidated Damages, if any, accruing on this Euro Security.

     The Indenture provides that, subject to certain conditions, if (i) certain Net Cash Proceeds are available to the Issuer as a result of an Asset Sale or
(ii) a Change of Control occurs, the Issuer shall be required to make an Offer to Purchase for all or a specified portion of the Euro Securities.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities under the Indenture at any time by the Issuer and the Trustee or Authentication Agent with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and its consequences. Any such consent or waiver by the Holder of this Euro Security shall be conclusive and binding upon such Holder and upon all future Holders of this Euro Security and of any Euro Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Euro Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Euro Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or authentication agent or for any other remedy thereunder, unless such Holder shall have previously given the Trustee or Authentication Agent written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee or Authentication Agent to institute proceedings in respect of such Event of Default as Trustee or Authentication Agent and offered the Trustee or Authentication Agent reasonable indemnity and the Trustee or Authentication Agent shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Euro Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Euro Security required to be made pursuant to an Offer to Purchase, on the Purchase Date).

     No reference herein to the Indenture and no provision of this Euro Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Euro Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Euro Security is registrable in the Security Register, upon surrender of this Euro Security for registration of transfer at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Euro Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Euro Securities are issuable only in registered form without coupons in denominations of Euro 1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Euro Securities are exchangeable for a like aggregate principal amount of Euro Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Euro Security for registration of transfer, the Issuer, the Trustee or Authentication Agent and any agent of the Issuer or the Trustee or Authentication Agent may treat the Person in whose name this Euro Security is registered as the owner hereof for all purposes, whether or not this Euro Security be overdue, and neither the Issuer, the Trustee nor Authentication Agent nor any such agent shall be affected by notice to the contrary.

     Interest on this Euro Security shall be computed on the basis of a 360-day year of twelve 30-day months.

     All terms used in this Euro Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Indenture and this Euro Security shall be governed by and construed in accordance with the laws of the State of New York.

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Euro Security purchased in its entirety by the Issuer pursuant to Section 1015 or 1016 of the Indenture, check the box:

     [_]

     If you want to elect to have only a part of this Euro Security purchased by the Issuer pursuant to Section 1015 or 1016 of the Indenture, state the amount:

     Euro _____________


Dated:     Your Signature:__________________________________________________
                          (Sign exactly as name appears on the other side of this Euro Security)

           Signature Guarantee:_____________________________________________
                               (Signature must be guaranteed by an eligible
                               Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.)